Exhibit 99.1

Intel Reports Record Revenue and Profit

$3.1 Billion Year-Over-Year Revenue Increase Fueled by Double-Digit PC Unit Growth and Data Center Strength

Buyback Authorization Increased by $10 Billion

Non-GAAP Results

  Revenue: A record $14.3 billion, up $3.2 billion, 29 percent year-over-year
  Gross margin: 64.4 percent, down 1.7 percentage points year-over-year
  Operating income: A record $5.1 billion, up $895 million, 22 percent year-over-year
  Net income: A record $3.7 billion, up $705 million, 24 percent year-over-year
  EPS: A record 69 cents, up 17 cents, 33 percent year-over-year

GAAP Results

  Revenue: A record $14.2 billion, up $3.1 billion, 28 percent year-over-year
  Gross margin: 63.4 percent, down 2.6 percentage points year-over-year
  Operating income: A record $4.8 billion, up $649 million, 16 percent year-over-year
  Net income: A record $3.5 billion, up $513 million, 17 percent year-over-year
  EPS: A record 65 cents, up 13 cents, 25 percent year-over-year

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 18, 2011--Intel Corporation today reported third-quarter results, setting new records for microprocessor units shipped, EPS, earnings and revenue, which was up 28 percent year-over-year.

“Intel delivered record-setting results again in Q3, surpassing $14 billion in revenue for the first time, driven largely by double-digit unit growth in notebook PCs,” said Paul Otellini, Intel president and CEO. “We also saw continued strength in the data center fueled by the ongoing growth of mobile and cloud computing.”

On a Non-GAAP basis, revenue was $14.3 billion, operating income was $5.1 billion, net income was $3.7 billion and EPS was 69 cents. On a GAAP basis, the company reported third-quarter revenue of $14.2 billion, operating income of $4.8 billion, net income of $3.5 billion and EPS of 65 cents.

The company generated approximately $6.3 billion in cash from operations, paid cash dividends of $1.1 billion, and used $4.0 billion to repurchase 186 million shares of common stock. Intel’s board of directors also voted to increase the company’s buyback authorization by $10.0 billion, raising the total unused balance to $14.2 billion at the end of the third quarter. The company also completed a senior notes offering of $5.0 billion primarily for the purpose of repurchasing stock.

Non-GAAP Financial Comparison
Quarterly Results
	Q3 2011	vs. Q2 2011	vs. Q3 2010
Revenue	$14.3 billion	up 9%	up 29%
Operating Income	$5.1 billion	up 20%	up 22%
Net Income	$3.7 billion	up 15%	up 24%
Earnings Per Share	69 cents	up 17%	up 33%
Non-GAAP results exclude certain acquisition accounting impacts and expenses related to acquisitions and the related income tax effects of these charges.
GAAP Financial Comparison
Quarterly Results
	Q3 2011	vs. Q2 2011	vs. Q3 2010
Revenue	$14.2 billion	up 9%	up 28%
Operating Income	$4.8 billion	up 22%	up 16%
Net Income	$3.5 billion	up 17%	up 17%
Earnings Per Share	65 cents	up 20%	up 25%

Q3 2011 Key Financial Information (GAAP)

  Business unit trends:
    PC Client Group revenue of $9.4 billion, up 22 percent year-over-year.
    Data Center Group revenue of $2.5 billion, up 15 percent year-over-year.
    Other Intel® architecture group revenue up 68 percent year-over-year.
    Intel® Atom™ microprocessor and chipset revenue of $269 million, down 32 percent year-over-year.
  McAfee Inc. and Intel Mobile Communications contributed revenue of $1.1 billion.
  The platform average selling price (ASP) was up year-over-year and flat sequentially.
  Gross margin was 63.4 percent, 0.6 percent below the midpoint of the company’s expectation.
  R&D plus MG&A spending was $4.2 billion, slightly below the company’s expectation.
  Net gain of $107 million from equity investments and interest and other, consistent with the company’s expectations of approximately $100 million.
  The effective tax rate was 29 percent, above the company’s expectation of approximately 28 percent.

The company used $4.0 billion to repurchase 186 million shares of common stock

Business Outlook

Intel’s Business Outlook does not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after Oct. 18.

Q4 2011 (GAAP, unless otherwise stated)

  Revenue: $14.7 billion, plus or minus $500 million, on both a GAAP and Non-GAAP basis.
  Gross margin percentage: 65 percent, plus or minus a couple percentage points.
  Non-GAAP gross margin percentage: 66 percent plus or minus a couple percentage points, excluding certain accounting impacts and expenses related to acquisitions.
  R&D plus MG&A spending: approximately $4.3 billion.
  Amortization of acquisition-related intangibles: approximately $75 million.
  Impact of equity investments and interest and other: a net loss of approximately $30 million.
  Depreciation: approximately $1.4 billion.
  Tax Rate: approximately 28 percent.
  Full-year capital spending: $10.5 billion, plus or minus $300 million.
  2011 will have 53 weeks of business versus the typical 52 weeks.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook

Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business Dec. 16 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, and tax rate, will be effective only through the close of business on Oct. 25. Intel’s Quiet Period will start from the close of business on Dec. 16 until publication of the company’s fourth-quarter earnings release, scheduled for Jan. 19, 2012. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only, and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the fourth quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Uncertainty in global economic and financial conditions poses a risk that consumers and businesses may defer purchases in response to negative financial events, which could negatively affect product demand and other related matters.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  Intel is in the process of transitioning to its next generation of products on 22nm process technology, and there could be execution and timing issues associated with these changes, including products defects and errata and lower than anticipated manufacturing yields.
  The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; product mix and pricing; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of Intel’s non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to Intel’s investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.
  Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the quarter ended July 2, 2011.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel plans to report its earnings for the fourth quarter of 2011 on Thursday, Jan. 19, 2012. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, vice president and chief financial officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:30 p.m. PDT at www.intc.com.

Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel, the Intel logo, and Intel Atom are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	Oct 1,	Sept 25,	Oct 1,	Sept 25,
	2011	2010	2011	2010
NET REVENUE	$14,233	$11,102	$40,112	$32,166
Cost of sales	5,215	3,781	15,307	11,081
GROSS MARGIN	9,018	7,321	24,805	21,085

Research and development	2,140	1,675	6,042	4,905
Marketing, general and administrative	2,017	1,506	5,697	4,604
R&D AND MG&A	4,157	3,181	11,739	9,509
Amortization of acquisition-related intangibles	76	4	188	11
OPERATING EXPENSES	4,233	3,185	11,927	9,520
OPERATING INCOME	4,785	4,136	12,878	11,565
Gains (losses) on equity investments, net	92	77	95	239
Interest and other, net	15	38	221	78
INCOME BEFORE TAXES	4,892	4,251	13,194	11,882
Provision for taxes	1,424	1,296	3,612	3,598
NET INCOME	$3,468	$2,955	$9,582	$8,284

BASIC EARNINGS PER COMMON SHARE	$0.67	$0.53	$1.80	$1.49
DILUTED EARNINGS PER COMMON SHARE	$0.65	$0.52	$1.75	$1.45

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,194	5,575	5,317	5,556
DILUTED	5,340	5,694	5,466	5,695

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Oct 1,	July 2,	Dec 25,
	2011	2011	2010
CURRENT ASSETS
Cash and cash equivalents	$7,057	$4,635	$5,498
Short-term investments	3,876	3,106	11,294
Trading assets	4,265	3,806	5,093
Accounts receivable, net	3,821	3,359	2,867
Inventories:
Raw materials	614	546	471
Work in process	1,494	1,450	1,887
Finished goods	1,851	2,034	1,399
	3,959	4,030	3,757
Deferred tax assets	2,011	1,973	1,488
Other current assets	1,709	2,193	1,614
TOTAL CURRENT ASSETS	26,698	23,102	31,611

Property, plant and equipment, net	22,157	20,778	17,899
Marketable equity securities	516	892	1,008
Other long-term investments	858	992	3,026
Goodwill	9,138	9,141	4,531
Identified intangible assets, net	6,445	6,700	860
Other long-term assets	4,739	4,484	4,251
TOTAL ASSETS	$70,551	$66,089	$63,186

CURRENT LIABILITIES
Short-term debt	$66	$71	$38
Accounts payable	2,999	2,742	2,290
Accrued compensation and benefits	2,270	2,111	2,888
Accrued advertising	1,215	1,086	1,007
Deferred income	1,917	1,824	747
Other accrued liabilities	3,442	2,520	2,357
TOTAL CURRENT LIABILITIES	11,909	10,354	9,327

Long-term income taxes payable	192	188	190
Long-term debt	7,076	2,090	2,077
Long-term deferred tax liabilities	2,762	2,215	926
Other long-term liabilities	2,495	2,519	1,236
Stockholders' equity:
Preferred stock	—	—	—
Common stock and capital in excess of par value	16,247	16,245	16,178
Accumulated other comprehensive income (loss)	(32)	466	333
Retained earnings	29,902	32,012	32,919
TOTAL STOCKHOLDERS' EQUITY	46,117	48,723	49,430
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$70,551	$66,089	$63,186

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q3 2011	Q2 2011	Q3 2010
GEOGRAPHIC REVENUE:
Asia-Pacific	$8,050	$7,391	$6,404
	57%	57%	58%
Americas	$3,017	$2,909	$2,240
	21%	22%	20%
Europe	$1,814	$1,564	$1,326
	13%	12%	12%
Japan	$1,352	$1,168	$1,132
	9%	9%	10%

CASH INVESTMENTS:
Cash and short-term investments	$10,933	$7,741	$14,987
Trading assets - marketable debt securities (1)	4,259	3,796	5,341
Total cash investments	$15,192	$11,537	$20,328

TRADING ASSETS:
Trading assets - equity securities (2)	$6	$10	$422
Total trading assets - sum of 1+2	$4,265	$3,806	$5,763

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$833	$759	$626
Deferred income from software and services group	1,084	1,065	114
Total current deferred income	$1,917	$1,824	$740

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,273	$1,248	$1,086
Share-based compensation	$250	$262	$224
Amortization of intangibles	$256	$256	$56
Capital spending	($2,713)	($2,484)	($1,362)
Investments in non-marketable equity instruments	($274)	($148)	($73)
Stock repurchase program	($4,000)	($2,000)	—
Proceeds from sales of shares to employees & excess tax benefit	$340	$373	$150
Dividends paid	($1,102)	($961)	($877)
Net cash received/(used) for divestitures/acquisitions	($186)	($75)	—

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,194	5,294	5,575
Dilutive effect of employee equity incentive plans	93	94	67
Dilutive effect of convertible debt	53	53	52
Weighted average common shares outstanding - diluted	5,340	5,441	5,694

STOCK BUYBACK:
Shares repurchased	186	93	—
Cumulative shares repurchased (in billions)	3.9	3.7	3.4
Remaining dollars authorized for buyback (in billions)	$14.2	$8.2	$5.7

OTHER INFORMATION:
Employees (in thousands)	99.9	96.5	81.7

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
($ in millions)

	Three Months Ended		Nine Months Ended
	Oct 1,	Sept 25,	Oct 1,	Sept 25,
	2011	2010	2011	2010
Net Revenue
PC Client Group
Microprocessor revenue	$7,521	$6,072	$20,877	$17,666
Chipset, motherboard and other revenue	1,896	1,666	5,482	4,948
	9,417	7,738	26,359	22,614
Data Center Group
Microprocessor revenue	2,118	1,847	6,233	5,196
Chipset, motherboard and other revenue	394	339	1,179	975
	2,512	2,186	7,412	6,171

Other Intel Architecture Group	1,368	812	3,906	2,241
Intel Architecture Group	13,297	10,736	37,677	31,026

Software and Services Group	541	66	1,292	189
All other	395	300	1,143	951
TOTAL NET REVENUE	$14,233	$11,102	$40,112	$32,166

Operating income (loss)
PC Client Group	$4,014	$3,345	$10,841	$9,765
Data Center Group	1,221	1,068	3,647	2,962
Other Intel Architecture Group	(140)	92	(209)	194
Intel Architecture Group	5,095	4,505	14,279	12,921

Software and Services Group	18	(36)	(48)	(128)
All other	(328)	(333)	(1,353)	(1,228)
TOTAL OPERATING INCOME	$4,785	$4,136	$12,878	$11,565

Our operating groups shown above are comprised of the following:

• PC Client Group: Delivering microprocessors and related chipsets and motherboards designed for the notebook and desktop (including high-end enthusiast PCs) market segments; and wireless connectivity products.
• Data Center Group: Delivering microprocessors and related chipsets and motherboards designed for the server, workstation, and storage computing market segments; and wired network connectivity products.
• Other Intel Architecture Group consist of the following:
• Intel Mobile Communications: Delivering mobile phone components such as baseband processors, radio frequency transceivers, and power management chips.
• Intelligent Systems Group (formerly Embedded and Communications Group): Delivering microprocessors and related chipsets for embedded applications.
• Netbook and Tablet Group: Delivering microprocessors and related chipsets for the netbook and tablet market segments.
• Digital Home Group: Delivering Intel Architecture-based products for next-generation consumer electronics devices.
• Ultra-Mobility Group: Delivering low-power Intel Architecture-based products in the next-generation handheld market segment.
• Software and Services Group consists of the following:
• McAfee: A wholly owned subsidiary delivering software products for endpoint security, system security, consumer security, network security, and risk and compliance.
•Wind River Software Group: A wholly owned subsidiary delivering device software optimization products to the embedded and handheld market segments, serving a variety of hardware architectures.
• Software and Services Group: Delivering software products and services that promote Intel Architecture as the platform of choice for software development.
All Other consists of the following:
• Non-Volatile Memory Solutions Group: Delivering advanced NAND flash memory products for use in a variety of devices.
• Corporate: Revenue, expenses and charges such as:
• A portion of profit-dependent compensation and other expenses not allocated to the operating groups.

• Divested businesses and results of seed businesses that support our initiatives.

• Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

INTEL CORPORATION
EXPLANATION OF NON-GAAP RESULTS

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this document contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for period to period comparisons in our budget, planning and evaluation processes, and to show the reader how our performance compares to other periods. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Deferred revenue write-down and associated costs: Business combination accounting principles require us to write down to fair values the software license updates; software product and hardware systems support contracts; product support contracts and hardware systems support contracts assumed in our acquisitions. The revenue for these support contracts is deferred and typically recognized over a one year period, so our GAAP revenues for the one year period after the acquisition does not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these support contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with business combinations. Intel records charges relating to the amortization of these intangibles in our GAAP financial statements. Amortization charges for Intel’s acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of Intel’s acquisitions. Consequently, Intel’s non-GAAP adjustments exclude these charges to facilitate an evaluation of Intel’s current operating performance and comparisons to Intel’s past operating performance.

Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Results" in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.
	(In millions, except per share amounts)
	Three Months Ended		Nine Months Ended
	Oct 1,	Sept 25,	Oct 1,	Sept 25,
	2011	2010	2011	2010

GAAP NET REVENUE	$14,233	$11,102	$40,112	$32,166
Adjustment for deferred revenue write-down	59	-	169	-
NON-GAAP NET REVENUE	$14,292	$11,102	$40,281	$32,166

GAAP GROSS MARGIN	$9,018	$7,321	$24,805	$21,085
Adjustment for:
Deferred revenue write-down and associated costs	55	-	158	-
Amortization of acquisition-related intangibles	135	16	345	48
Inventory valuation	-	-	33	-
NON-GAAP GROSS MARGIN	$9,208	$7,337	$25,341	$21,133

GAAP GROSS MARGIN PERCENTAGE	63.4%	65.9%	61.8%	65.6%
Adjustment for:
Deferred revenue write-down and associated costs	0.1%	-	0.1%	-
Amortization of acquisition-related intangibles	0.9%	0.2%	0.9%	0.1%
Inventory valuation	-	-	0.1%	-
NON-GAAP GROSS MARGIN PERCENTAGE	64.4%	66.1%	62.9%	65.7%

GAAP OPERATING INCOME	$4,785	$4,136	$12,878	$11,565
Adjustment for:
Deferred revenue write-down and associated costs	55	-	158	-
Amortization of acquisition-related intangibles	211	20	533	59
Inventory valuation	-	-	33	-
NON-GAAP OPERATING INCOME	$5,051	$4,156	$13,602	$11,624

GAAP NET INCOME	$3,468	$2,955	$9,582	$8,284
Adjustment for:
Deferred revenue write-down and associated costs	55	-	158	-
Amortization of acquisition-related intangibles	211	20	533	59
Inventory valuation	-	-	33	-
Income tax effect	(61)	(7)	(159)	(21)
NON-GAAP NET INCOME	$3,673	$2,968	$10,147	$8,322

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.65	$0.52	$1.75	$1.45
Adjustment for:
Deferred revenue write-down and associated costs	0.01	-	0.03	-
Amortization of acquisition-related intangibles	0.04	-	0.10	0.01
Inventory valuation	-	-	0.01	-
Income tax effect	(0.01)	-	(0.03)	-
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.69	$0.52	$1.86	$1.46

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Set forth below is a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliation from this outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Results" in this document for a detailed explanation of the adjustment made to comparable GAAP measures, the ways management uses the non-GAAP measure, and the reasons why management believes the non-GAAP measures provide useful information for investors.
	Q4 2011 Outlook
GAAP GROSS MARGIN PERCENTAGE	65.0%	+/- a couple percentage points
Adjustment for:
Deferred revenue write-down and associated costs	0.1%
Amortization of acquisition-related intangibles	0.9%
NON-GAAP GROSS MARGIN PERCENTAGE	66.0%	+/- a couple percentage points